                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) July 5, 1996
                                                 ------------


                                BI Incorporated
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Colorado                     0-12410               84-0769926
- -------------------------------        ------------       ------------------
(State or other jurisdiction of        (Commission        (IRS Employer
incorporation)                         File Number)       Identification No.)


6400 Lookout Road, Boulder, Colorado                               80301
- ----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (303) 530-2911
                                                   --------------

Item 5. Other Events
- --------------------

On July 5, 1996, BI Incorporated and Community Corrections Corporation (CCC) signed a letter of intent to merge. CCC will receive 230,769 shares of BI common stock and $3,000,000. The merger is subject to satisfactory completion of due diligence by both parties, the approval of the respective Board of Directors and the execution of a definitive merger agreement. The transactions are expected to be completed within 90 days. See attached announcement on July 17, 1996.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                        BI Incorporated

Date July 17, 1996                              By /s/ JACQUELINE A. CHAMBERLIN
     -------------                                 ----------------------------
                                                Jacqueline A. Chamberlin
                                                Chief Financial Officer

BI Incorporated                                       Contact: Joanna Manley
6400 Lookout Road                                     Investor Relations Manager
Boulder, CO 80301                                     (303) 530-2911




BI TO ASSIST PROBATION THROUGH MERGER WITH COMMUNITY CORRECTIONS CORPORATION
- ----------------------------------------------------------------------------


Boulder, CO, July 17, 1996-BI Incorporated (NASDAQ/NNM:BIAC), and privately held Community Corrections Corporation of Conyers, Georgia, today announced the signing of a letter of intent to merge Community Corrections Corporation (CCC) into BI. CCC will receive a combination of 230,769 shares of BI's common stock and $3,000,000 cash in the deal. BI and CCC expect to sign a definitive merger agreement within the next 90 days, upon completion of successful due diligence and approvals by both companies' board of directors.

CCC provides locally-based probation services to approximately 28,000 misdemeanant probationers in Georgia and Tennessee. The probationers report regularly to CCC personnel to pay court-ordered fines and probation fees. Additionally, many probationers are required to attend training classes and treatment programs, which are provided through Lifeline Therapeutics, a separate service offering within CCC. CCC has generated annual revenues in excess of $6,000,000 over the last twelve months.

According to the U.S. Bureau of Justice Statistics, there were a total of 3.0 million U.S. adults serving probation sentences on December 31, 1994.
Probation is a sanction which suspends an offender's jail sentence and substitutes and alternative method of supervision by designated correctional authorities. Currently, CCC has 185 employees serving 51 counties and 125 courts in Georgia; 5 counties and 13 courts in Tennessee; and is negotiating with Alabama, South Carolina, and Florida courts to provide probationary services.

CCC's founder and President, Dr. Richard Longfellow, was Director of Probation for the state of Georgia from 1971 through 1983. Over the past eight years, CCC has distinguished itself as the dominant, quality provider of community-based probation services to state and local government court systems.

Of the upcoming merger, Dr. Longfellow said, "The steady increase of individuals into the correctional system has placed added burdens on probation and parole departments that historically handle over 70% of all individuals in the system. We look forward to our relationship with BI and expanding our services to the entire U.S. market."

David J. Hunter, BI's President added, "The partnership between BI and CCC represents a significant diversification effort by BI to assist probation departments nationwide with community based correctional services. BI is prepared to put its financial, technological and human resources to work to help probation departments and the court system in handling their expanded caseloads. We can think of no better company to assist us in this effort than CCC."

BI Incorporated is the leading provider of electronic home arrest and jail management systems to corrections agencies worldwide, in response to the ever growing demand for corrections systems solutions.